                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Lumenon Innovative Lightwave Technology, Inc.

We consent to incorporation by reference in the registration statement on Form S-3 of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") of our report dated July 21, 2000, except as to note 11(b) which is as of July 25, 2000, relating to the consolidated balance sheets of the Corporation as of June 30, 2000, and 1999, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year ended June 30, 2000, the six months period ended June 30, 1999, and from inception to June 30, 1998 and from inception to June 30, 2000, which report appears in the June 30, 2000, annual report on Form 10-K of the Corporation and to the reference of our firm under the heading "Experts" in the prospectus.

/s/  KPMG LLP
Chartered Accountants


Montreal, Canada
May 3, 2001